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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 12, 2001

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                            EAGLE FOOD CENTERS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         Commission File Number 0-17871

                     DELAWARE                          36-3548019
         (State or other jurisdiction of    (I.R.S. Employer Identification
                  incorporation                           No.)
                 or organization)
          RT. 67 & KNOXVILLE RD., MILAN,                 61264
                     ILLINOIS

         (Address of principal executive               (Zip Code)
                     offices)

       Registrant's telephone number, including area code: (309) 787-7700
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The Company has filed a request for an appeal in connection with the Nasdaq staff's recent decision to delist the Company's common stock from the Nasdaq National Market for failure to maintain a minimum market value of public float and a minimum bid price.

By letter dated November 13, 2000, the Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that the Company had not maintained a minimum market value of public float and a minimum bid price for 30 consecutive trading days as required for continued listing on the Nasdaq National Market. Nasdaq staff had determined that the Company's common stock would be subject to delisting from quotation on the Nasdaq National Market at the opening of business on February 14, 2001. The Company's request for an appeal of Nasdaq's decision has suspended the delisting process pending resolution of that appeal.

The Company has prepared a plan which is expected to achieve compliance with the listing requirements of the Nasdaq National Market and will present the plan to the Nasdaq Listing Qualifications Panel during the appeal.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits:

         99.1   Eagle Food Centers, Inc. Press Release, dated February 19, 2001.